                                                                   EXHIBIT 10.31





                      EXECUTION ORIGINAL -- JULY 22, 1999

                                  DEED OF LEASE




                            WATERFRONT I CORPORATION,

                             A DELAWARE CORPORATION

                                    LANDLORD

                                  INTUIT INC.,
                             A DELAWARE CORPORATION
                                     TENANT

                      EXECUTION ORIGINAL -- JULY 22, 1999

                                TABLE OF CONTENTS

          ARTICLE                                               PAGE
              1. USE AND RESTRICTIONS ON USE....................   1
              2. TERM...........................................   2
              3. RENT...........................................   8
              4. RENT ADJUSTMENTS...............................   9
              5. SECURITY DEPOSIT...............................  12
              6. ALTERATIONS....................................  15
              7. REPAIR.........................................  16
              8. LIENS..........................................  17
              9. ASSIGNMENT AND SUBLETTING......................  18
             10. INDEMNIFICATION................................  20
             11. INSURANCE......................................  21
             12. WAIVER OF SUBROGATION..........................  22
             13. SERVICES AND UTILITIES.........................  22
             14. HOLDING OVER...................................  25
             15. SUBORDINATION..................................  25
             16. RULES AND REGULATIONS..........................  26
             17. REENTRY BY LANDLORD............................  27
             18. DEFAULT........................................  28
             19. REMEDIES.......................................  29
             20. TENANT'S BANKRUPTCY OR INSOLVENCY..............  32
             21. QUIET ENJOYMENT................................  33
             22. DAMAGE BY FIRE, ETC............................  33
             23. EMINENT DOMAIN.................................  34
             24. SALE BY LANDLORD...............................  35
             25. ESTOPPEL CERTIFICATES..........................  35
             26. SURRENDER OF PREMISES..........................  36
             27. NOTICES........................................  36
             28. TAXES PAYABLE BY TENANT........................  37
             29. INTENTIONALLY OMITTED..........................  37

                      EXECUTION ORIGINAL -- JULY 22, 1999

             30. DEFINED TERMS AND HEADINGS ....................  37
             31. TENANT'S AUTHORITY.............................  38
             32. COMMISSIONS....................................  38
             33. TIME AND APPLICABLE LAW........................  38
             34. SUCCESSORS AND ASSIGNS.........................  38
             35. ENTIRE AGREEMENT...............................  38
             36. EXAMINATION NOT OPTION.........................  39
             37. RECORDATION....................................  39
             38. LIMITATION OF LANDLORD'S LIABILITY.............  39
             39. CONDITION OF PREMISES..........................  39
             40. PARKING........................................  39
             41. SIGNAGE........................................  40

          EXHIBIT A      PREMISES
          EXHIBIT B      INITIAL ALTERATIONS
          EXHIBIT C      RULES AND REGULATIONS
          EXHIBIT D      MEMORANDUM OF COMMENCEMENT DATE
          EXHIBIT E      AVAILABLE SPACE ON RIVER LEVEL
          EXHIBIT F      LIST OF PERMITTED HAZARDOUS MATERIALS

                      EXECUTION ORIGINAL -- JULY 22, 1999

                                  DEED OF LEASE
                                 REFERENCE PAGE

BUILDING:                                   44 Canal Center Plaza, Alexandria,
                                            Virginia. The Building is part of a
                                            four-building office complex (the
                                            "Complex") known as "TransPotomac
                                            Canal Center".

LANDLORD:                                   WATERFRONT I CORPORATION,
                                            a Delaware corporation

LANDLORD'S ADDRESS:                         c/o Canal Center Property Manager,
                                            44 Canal Center Plaza, Alexandria,
                                            Virginia 22314, with copies to
                                            District Manager, RREEF Management
                                            Company, 8280 Greensboro Drive,
                                            Suite 550, McLean, Virginia 22102,
                                            Attention: Patrick N. Connell, and
                                            Alan P. Vollmann, Esquire, Holland &
                                            Knight LLP, 2100 Pennsylvania, N.W.,
                                            Suite 400, Washington, D.C. 20037.

LEASE REFERENCE DATE:                       July 27, 1999

TENANT:                                     INTUIT INC.,
                                            a Delaware corporation

TENANT'S ADDRESS:                           Intuit Inc., 2550 Garcia Avenue,
                                            Second Floor, Mountain View, CA
                                            94043, Attention: Heather Macdonald,
                                            with copies to Intuit Inc., 2550
                                            Garcia Avenue, Second Floor,
                                            Mountain View, CA 94043, Attention:
                                            Catherine Valentine, Esq., General
                                            Counsel, and Intuit Inc., 44 Canal
                                            Center Plaza, Suite 200, Alexandria,
                                            VA 22314, Attention: John Wyatt.

PREMISES IDENTIFICATION:                    Suite Numbers: 200 and 325.
                                            (for outline of Premises see
                                            Exhibit A)

PREMISES RENTABLE AREA:                     approximately 34,636 sq. ft., of
                                            which 28,817 sq. ft. is on the
                                            second floor and 5,819 is on the
                                            third floor

SCHEDULED COMMENCEMENT DATE:                January 15, 2000

                      EXECUTION ORIGINAL -- JULY 22, 1999

SCHEDULED TERMINATION DATE:                 February 28, 2010 unless terminated
                                            earlier or extended pursuant to this
                                            Lease

  TERM OF LEASE:                            One hundred twenty-one (121) months
                                            beginning on the Commencement Date
                                            and continuing for one hundred
                                            twenty-one (121) full calendar
                                            months thereafter (unless terminated
                                            earlier or extended pursuant to this
                                            Lease), it being understood that if
                                            the Commencement Date is not the
                                            first day of a month, the Term shall
                                            include the number of days from and
                                            after the Commencement Date through
                                            and including the last day of the
                                            month in which the Commencement Date
                                            occurs.

LEASE YEAR:                                 The twelve-month period beginning
                                            on the first day of the first full
                                            month after the Commencement Date;
                                            however, if the Commencement Date is
                                            not the first day of a month, the
                                            first Lease Year shall include the
                                            number of days from and after the
                                            Commencement Date through and
                                            including the last day of the month
                                            in which the Commencement Date
                                            occurs.

INITIAL ANNUAL RENT (Article 3):            $978,467.00

INITIAL MONTHLY INSTALLMENT                 $ 81,538.92
OF ANNUAL RENT (Article 3):

ANNUAL ESCALATION
OF ANNUAL RENT:                             Commencing on the first day of the
                                            second Lease Year, and on the first
                                            day of each Lease Year thereafter,
                                            Annual Rent shall be escalated as
                                            follows:

                      EXECUTION ORIGINAL -- JULY 22, 1999

                                                                    MONTHLY INSTALLMENT
           LEASE YEAR              ANNUAL RENT                         OF ANNUAL RENT
           ----------             -------------                      -------------------
                 2                $1,007,821.01                          $ 83,985.08
                 3                $1,038,055.64                          $ 86,504.64
                 4                $1,069,197.31                          $ 89,099.78
                 5                $1,101,273.23                          $ 91,772.77
                 6                $1,134,311.43                          $ 94,525.95
                 7                $1,168,340.77                          $ 97,361.73
                 8                $1,203,390.99                          $100,282.58
                 9                $1,239,492.72                          $103,291.06
                10                $1,276,677.50                          $106,389.79
                11                $1,314,977.82                          $109,581.49
            (prorated)              (prorated)                            (prorated)

  BASE YEAR:                               Calendar year 2000

  TOTAL SQUARE FOOTAGE OF                  162,901 rentable square feet
  BUILDING FOR EXPENSE PASS-
  THROUGHS:

  TENANT'S PROPORTIONATE SHARE:                 21.26%

  SECURITY DEPOSIT:                        $81,538.92

  ASSIGNMENT/SUBLETTING FEE:               $   750.00

  REAL ESTATE BROKERS DUE                  Trammell Crow Real Estate Services,
  COMMISSION:                              Inc, and Insignia/ESG

  BUSINESS HOURS:                          Monday - Friday, 8:00 a.m. -
                                           6:00 p.m.

                                           Saturday - 8:00 a.m. - 1:00 p.m.

  RENEWAL OPTION:                          See Section 2.4 of this Lease.

  TERMINATION OPTION:                      See Section 2.5 of this Lease.

  RIGHT OF FIRST OFFER:                    See Section 2.6 of this Lease.

  RENT ABATEMENT:                          See Section 3.3 of this Lease.

         The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

                      EXECUTION ORIGINAL -- JULY 22, 1999


LANDLORD:                                   TENANT:

WATERFRONT I CORPORATION,                   INTUIT INC.,
a Delaware corporation                      a Delaware corporation

By: Trammell Crow Real Estate
    Services, Inc.  Authorized Agent

By:    /s/ SPENCER R. STOUFFER              By:    /s/ GREG SANTORA
       ------------------------------              -----------------------------
Name:  Spencer R. Stouffer                  Name:  Greg Santora
Title: Senior Vice President                Title: Chief Financial Officer
                                                   Senior Vice President
                                                   of Finance & Corporate
                                                   Services, Intuit Inc.

Dated: July 27, 1999                        Dated: July 26, 1999

                      EXECUTION ORIGINAL -- JULY 22, 1999

                                  DEED OF LEASE

      By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.    USE AND RESTRICTIONS ON USE

        1.1 The Premises are to be used for general office purposes, including a data center, and any other ancillary office uses legally permitted. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building or injure, annoy, or unreasonably disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or in connection with, the Premises, all at Tenant's sole expense; provided, however, that: (i) Tenant shall not be obligated to correct or abate any violations of any laws, ordinances or regulations applicable to the Premises which were in effect as of the Commencement Date, except insofar as such violations relate to the Tenant Improvements, but Tenant shall be obligated (subject to clause (ii) (C) below and the sentence which immediately follows clause (ii) (C) below) to correct or abate any violations of any laws, ordinances or regulations applicable to the Premises where such laws, ordinances or regulations are enacted or otherwise take effect or are amended after the Commencement Date and (ii) Tenant shall not be required to perform any changes to the Premises or any portion thereof at any time unless such changes are triggered by: (A)Tenant's alterations under Article 6 below or (B) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes) or (C) any laws, ordinances or regulations applicable to the Premises only or to Tenant's use thereof which are enacted or are amended after the Commencement Date. Landlord shall implement changes to the Building structure or Building systems triggered by any laws, ordinances or regulations which are enacted or are amended after the Commencement Date and which apply to the Building as a whole and not to the Premises specifically or specifically to Tenant's use thereof. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way materially increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof, provided, however, that as to activities of the Tenant on or about the Premises that increase the rate of insurance obtained by Landlord in connection with the operation of the Building, Tenant shall receive notice from Landlord that such activities have increased Landlord's rate of insurance and Tenant shall either (i) pay Landlord the increase in rate of insurance in a lump sum within ten (10) days of demand therefor or (ii) terminate such activities on or about the Premises.

                      EXECUTION ORIGINAL -- JULY 22, 1999

        1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, upon written notice to Landlord and subject to Landlord's prior consent (except with respect to those items listed on the attached Exhibit F, to which Landlord is deemed to have consented), Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of: (i) any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws; or (ii) the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant, its agents, employees or invitees (even though permissible under all applicable Environmental Laws or the provisions of this Lease); or (iii) by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

  2.    TERM

        2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises, and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum in the form of Exhibit D attached hereto and made a part hereof setting forth the actual Commencement Date and the actual Termination Date. Failure to execute such memorandum shall not affect the Commencement Date or the Termination Date.

        2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, except as provided in the last sentence of this Section 2.2, Landlord shall not be liable for any damage resulting from such inability, but

                      EXECUTION ORIGINAL -- JULY 22, 1999

Tenant shall not be liable for any Annual Rent or Additional Rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises by July 7, 2000 (other than as a result of a (A) a Force Majeure Event (as hereinafter defined) or (B) the failure of Metropolitan Washington Airports Authority ("MWAA") to vacate the Premises it leases in the Building pursuant to a certain Office Lease, dated as of March 6, 1989, as amended (the "MWAA Lease"), some portion of which premises leased by MWAA constitutes the Premises), Tenant shall have the option to terminate this Lease unless said delay is as a result of any Tenant Delay, as such term is defined in Exhibit B attached hereto and made a part hereof by this reference. If any delay is the result of any Tenant Delay, the Commencement Date and the payment of Annual Rent and Additional Rent (if applicable) under this Lease shall be accelerated by the number of days of such delay. In the event the Premises do not attain substantial completion by January 31, 2000, and such delay is not caused by a Force Majeure Event or a Tenant Delay, Landlord shall provide an abatement of Annual Rent in the amount of One Thousand Dollars ($1,000) per day for each day after January 31, 2000, until substantial completion is attained. Without limiting the foregoing, the failure of MWAA to vacate the premises it leases in the Building which results in the Premises not attaining substantial completion by January 31, 2000 shall entitle Tenant to the foregoing abatement of Annual Rent. Provided no Event of Default (as hereinafter defined) shall have occurred and be continuing, said abatement shall be applied beginning with the Monthly Installment of Annual Rent due and payable for the third full calendar month after the Commencement Date.

        As used herein, a "Force Majeure Event" shall mean any delays due to strikes, lockouts, casualties, riots, acts of God, shortages of labor or materials, war, governmental laws, controls, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of the party hereto which is asserting the Force Majeure Event as a reason for delay in such party's performance under this Lease, or failure by such party to perform as required by this Lease.

        2.3 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. In the event Landlord permits Tenant to enter the Premises prior to the Commencement Date for purposes set forth in Exhibit B, then such entry shall be subject to all provisions of this Lease except the payment of Annual Rent and Additional Rent, other than the amounts of Additional Rent required to be paid under Exhibit B. Said early possession shall not advance the Termination Date.

        2.4 Tenant shall have, and is hereby granted, an option to renew or extend the Term of the Lease for the Premises as it is constituted as of the date Tenant gives Landlord Tenant's Renewal Notice (as hereinafter defined) for one (1) additional period of sixty (60) months (such additional period being, hereinafter referred to as the "Renewal Term"). Tenant's renewal right is subject to the following terms and conditions:

        (i) This renewal option shall be exercisable by Tenant by giving written notice to Landlord of Tenant's intention to exercise such renewal option not more than twelve (12) months, but not later than nine (9) months, before the expiration of the initial Term ("Tenant's

                      EXECUTION ORIGINAL -- JULY 22, 1999

Renewal Notice"). If Tenant shall fail to exercise the renewal option at the time and in the manner hereinabove provided or should Tenant fail to execute an addendum to this Lease in the time and manner hereinafter set forth (except as such time may be modified in subsection (ii) below where brokers are used to determine Market Rent), this renewal right, at the sole option of Landlord, shall be rendered void and of no force or effect, and Tenant shall have no further right to extend or renew the Term. Landlord and Tenant shall negotiate for a period of ten (10) business days after the date of Tenant's Renewal Notice (the "Negotiation Period") an addendum to this Lease setting forth the terms of the renewal and Tenant shall execute such addendum, if at all, fifteen (15) days after the end of the Negotiation Period, subject, however to the provisions for determining Market Rent using three brokers as set forth immediately below.

        (ii) The Annual Rent payable during the Renewal Term shall be one hundred percent (100%) of the then current Market Rent as of the commencement of such Renewal Term. As used herein, "Market Rent" shall be the fixed annual rent for space of equivalent quality, size, utility and location, taking into account the following: (1) the length of the Renewal Term; (2) the credit-standing of Tenant; and (3) the amount of tenant concessions being offered by landlords of similarly situated first-class office buildings in Alexandria, Virginia for lease renewals and the operating cost reimbursements and escalations then being charged by such landlords. If Landlord and Tenant do not agree on the then current Market Rent for the Renewal Term within ten (IO) business days following Landlord's receipt of Tenant's Renewal Notice, the Market Rent shall be determined as follows:

        The Market Rent shall be determined by a group of three (3) real estate brokers, one of whom shall be selected by Landlord, one of whom shall be selected by Tenant, and the two so appointed shall select a third. Said brokers shall each be licensed in Virginia as real estate brokers specializing in the field of commercial leasing, having at least five (5) years' experience as such in the Northern Virginia area, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments within ten
(10) days following the expiration of the aforementioned ten (10) business day period. The two brokers selected by Landlord and Tenant shall promptly select a third broker who shall have the same qualifications and who shall not have represented either Landlord or Tenant in the Washington metropolitan area within the last five (5) years. If the two brokers are unable to agree upon a third broker within five (5) days after they have both accepted their appointment, the parties shall ask the Northern Virginia Association of Realtors to appoint such third broker, and the broker so appointed shall be the third broker involved in determining Market Rent. Within five (5) days after the third broker is selected, each of the three brokers shall submit their respective determination of Market Rent. Market Rent shall be the mean of the two closest determinations and shall be binding on Landlord and Tenant. Landlord and Tenant shall pay the costs and expenses of the broker selected by each of them and shall share equally the costs and expenses of the third broker. Within five (5) days following the determination of Market Rent, Landlord and Tenant shall execute an addendum to this Lease memorializing the same and all other terms of the renewal which addendum shall be in form and substance substantially identical to that negotiated during the Negotiation Period except as to the amount of Annual Rent.

                      EXECUTION ORIGINAL -- JULY 22, 1999

        (iii) All references in this Lease to the Term shall be construed to mean both the initial Term and the Renewal Term, if Tenant has exercised its renewal option and the Renewal Term commences, unless the context clearly indicates that another meaning is intended.

        (iv) The renewal option may not be exercised by Tenant, if at the time specified for exercising such renewal option and/or at the date such Renewal Term is to begin, (A) this Lease shall not be in full force and effect, or (B) Tenant shall not be in actual possession of at least seventy-five percent (75%) of the Premises, or (C) an Event of Default (as hereinafter defined) shall have occurred and be continuing. If Tenant shall not be entitled to exercise such option because of the foregoing provisions of this subsection, such renewal option, at the sole option of Landlord, shall be deemed void and of no force and effect. This renewal option is personal to Tenant and its Permitted Assignee (as hereinafter defined) and will not benefit any subtenant of the Premises or any assignee of this Lease, whether or not Landlord has approved such sublease or assignment.

        (v) The renewal of this Lease shall be on the same terms and conditions as set forth in this Lease except for Annual Rent, the renewal rights set forth in this Section 2.4, and the termination right set forth in Section 2.5. To the extent that Tenant has exercised its right of first offer to lease Additional Space under Section 2.6 with respect to the Covenant Space (as hereinafter defined in Section 2.6), then any renewal of this Lease shall also be subject to the Tenant's compliance with the Covenants.

        2.5 Subject to the provisions of Section 2.6(v) below as respects any Covenant Space (as hereinafter defined) which Tenant elects to lease, Tenant shall have the one-time right to terminate this Lease on the first business day of the seventy-third (73rd) full month of the Term, provided the following conditions are satisfied: (i) Tenant shall give written notice to Landlord Of Tenant's intention to terminate this Lease at least twelve (12) months prior to the effective date of termination ("Tenant's Termination Notice"); (ii) upon the date Tenant's Termination Notice is given, Tenant shall pay to Landlord in cash an amount equal to three Monthly Installments of Annual Rent as escalated as of the sixth Lease Year (the "Termination Fee"); and (iii) no Event of Default (as hereinafter defined) shall have occurred and be continuing under this Lease at the time of the exercise of this option. This termination option is personal to Tenant and its Permitted Assignee (as hereinafter defined) and will not benefit any subtenant of the Premises or any assignee of this Lease, whether or not Landlord has approved such sublease or assignment. In the event that Tenant gives Landlord Tenant's Termination Notice in the manner and time set forth above, but does not pay Landlord the Termination Fee at the time of giving the Tenant's Termination Notice, then the exercise by Tenant of the option to terminate shall be rendered void and of no effect and this Lease shall continue in full force and effect. In the event Tenant provides Tenant's Termination Notice, then from and after the date of such Tenant's Termination Notice, Tenant's right of first offer set forth in Section 2.6 below shall terminate.

      2.6 Tenant shall have a right of first offer to lease any space becoming available on the River Level as more particularly shown on the attached Exhibit E, the third floor of the Building, and the first floor of the Building (collectively, the "Available Space"). As used herein, the term "Available Space" shall mean: (A) any space which is not then subject to any right or option to renew or extend held by another tenant of the Building or the Complex; and (B) any space which

                      EXECUTION ORIGINAL -- JULY 22, 1999

is then subject to a right or option to renew or extend but where the tenant has irrevocably waived such right or option or otherwise indicated irrevocably, finally and in a writing delivered to Landlord its intent not to renew or extend; and (C) any space which is not then subject to any right of expansion, right of first refusal or right of first offer held by another tenant of the Building or the Complex; and (D) any space which is then subject to a right of expansion, right of first refusal or right of first offer which arises out of any lease now in effect at the Complex but where the tenant has irrevocably waived such right(s) or otherwise irrevocably and finally indicated its intent in a writing delivered to Landlord not to exercise such night(s). Anything to the contrary contained herein notwithstanding, Available Space shall not be deemed to include any space currently leased by MWAA on the first and third floors of the Building (which is to be vacated this year) until such time that the tenant or tenants immediately succeeding the MWAA in such space vacate such space, nor shall it include any space that is proposed to be sublet or assigned by such immediately succeeding tenant or tenants (whether or not Landlord's consent is required in connection with such assignment or subletting). Tenant's rights under this Section 2.6 are subject to the following terms and conditions:

        (i) Landlord shall inform Tenant the date when Landlord reasonably believes the Available Space will become available to lease and that Landlord intends to lease the Available Space. Landlord shall specify the amount of the Available Space and the financial terms upon which the Available Space is being offered to prospective tenants, which terms Landlord believes to be the then market rate terms for a lease of the Available Space based upon Landlord's knowledge of the commercial leasing market for Alexandria, Virginia. If Tenant desires to lease the Available Space, Tenant must lease such Available Space in its entirety in "AS IS" condition as of the date Landlord gives Tenant notice of the availability of the Available Space. Tenant shall have ten (10) business days after its receipt of such notification to inform Landlord that it will lease the Available Space upon the terms offered by Landlord. Should Tenant fail to inform Landlord whether or not Tenant intends to lease the Available Space within the aforementioned ten (10) business days, then Tenant's right to lease the Available Space shall expire, and Landlord shall be free to lease such space to any third party upon terms Landlord deems appropriate for a period of six (6) months from the expiration of such ten (10) business day period. In the event that Landlord has not executed a letter of intent with a prospective tenant for such Available Space by the end of the aforesaid six (6) month period, then Landlord shall once again give Tenant notice of the Available Space, specifying the amount of the Available Space and the financial terms upon which the Available Space is then being offered to prospective tenants. If Tenant desires to lease the Available Space, Tenant must lease such Available Space in its entirety in "AS IS" condition as of the date Landlord gives Tenant notice of the availability of the Available Space.

        (ii) The Annual Rent payable for any Available Space shall be one hundred percent (100%) of the then current Market Rent determined as of the commencement of the term for the Available Space leased, provided, however, the term for such Available Space shall be coterminous with the Term of this Lease, subject, however, to the provisions of (iii) below. If Tenant desires to exercise its right to lease the Available Space and so notifies Landlord within the ten (10) business day period set forth in (i) above, but Tenant does not agree with Landlord's determination of the then current Market Rent for the Available Space and Tenant so notifies Landlord within ten (10) business days following Tenant's receipt of Landlord's notice of the

                      EXECUTION ORIGINAL -- JULY 22, 1999

availability of, and the financial terms for the lease of, the Available Space, then the Market Rent shall be determined in accordance with Section 2.4(ii) above.

        (iii) The term of lease for the Available Space shall commence on the date that Landlord delivers the Available Space to Tenant for occupancy (the "AS Commencement Date") and shall expire upon the expiration of the Term, unless Landlord and Tenant agree otherwise. Notwithstanding the foregoing, Tenant acknowledges that if the Term of this Lease has less than forty-eight (48) months remaining as of the AS Commencement Date, Landlord shall have no obligation to lease such Available Space to Tenant for a term of less than forty-eight (48) months. If Tenant desires to lease such Available Space, Tenant must accept it for a term of no less than forty-eight (48) months, notwithstanding that the fact that such term would not be coterminous with the Term of this Lease. The termination option in Section 2.5 of this Lease shall not be applicable to the lease of the Available Space.

        (iv) Tenant shall have the right to additional permits for unreserved parking spaces at a ratio of two (2) parking permits per 1,000 square feet of rentable area contained in the Available Space, upon the then applicable rates for such permits, and subject to the terms of this Lease regarding rights to parking permits.

        (v) With respect to Available Space on (a) the River Level as shown on the attached Exhibit E, and (b) certain portions of the first floor of the Building, each of which space described in (a) and (b) above is vacant as of the Lease Commencement Date, Tenant shall have the right to lease such River Level and first floor space only after it has initially been leased to a tenant and such tenant's lease has expired or terminated. Tenant acknowledges that Available Space on the River Level and certain space which may become Available Space on the first floor level of the Building (the "Covenant Space") are each subject to certain leasing restrictions imposed by recorded covenants (the "Covenants") affecting the Complex and that the Covenant Space may not be available for office leasing in the future, or if such Covenant Space is available for office leasing, the term of the lease therefor may be limited by the Covenants. If Covenant Space becomes Available Space, Landlord shall advise Tenant of any restrictions imposed by the Covenants, and shall provide Tenant with a copy of the Covenants, and if Tenant desires to lease such Covenant Space, the lease thereof shall be subject to the Covenants, notwithstanding anything to the contrary in this Lease, including, without limitation, Sections
2.1 and 2.5 hereof.

        (vi) After Landlord and Tenant have agreed upon Market Rent for the Available Space, Landlord shall prepare and submit to Tenant an addendum to this Lease incorporating such Available Space and the economic terms of the leasing thereof. Except as otherwise set forth in such addendum, Tenant's lease of the Available Space shall otherwise be upon the same terms and conditions of this Lease, it being understood that the terms of this Lease shall not change except to the extent necessary to reflect the Market Rent agreed upon by Landlord and Tenant. Landlord and Tenant shall negotiate the terms of such addendum, to the extent necessary, for a period of ten (10) business days and thereafter, the addendum shall be executed by Tenant within ten (10) business days of Tenant's receipt of same from Landlord. In the event such addendum is not executed by Tenant within ten (10) business days of Tenant's receipt thereof, then, at Landlord's sole option, Tenant's rights to lease the Available Space, shall be null and void and of no further force and effect.

                      EXECUTION ORIGINAL -- JULY 22, 1999

        (vii) This right of first offer may not be exercised by Tenant, if at the time specified for exercising such right or at any time thereafter until the date the occupancy of the Available Space is to begin: (A) this Lease shall not be in full force and effect, or (B) an Event of Default (as hereinafter defined) shall have occurred under this Lease and be continuing, or (C) Tenant shall have given Landlord the Tenant's Termination Notice as set forth in Section 2.5 hereof. If Tenant shall not be entitled to exercise this right of first offer because of the foregoing provisions (A) and/or (B) immediately hereinabove, such option shall, at the sole option of Landlord, be rendered void and of no force and effect. This right of first offer is personal to Tenant and its Permitted Assignee (as hereinafter defined) and will not benefit any subtenant of the Premises or any assignee of this Lease, whether or not Landlord has approved such sublease or assignment.

3. RENT

        3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Annual Rent then in effect on or before the first day of each full calendar month during the Term, except that the first Monthly Installment of Annual Rent shall be paid upon the execution of this Lease. The Monthly Installment of Annual Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. The amount of Annual Rent due for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Annual Rent based upon a thirty
(30) day month. All Annual Rent and Additional Rent shall be paid to Landlord, without deduction or offset and without notice or demand, at Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate by written notice to Tenant. sent to Tenant not later than thirty (30) days prior to the date the next Monthly Installment of Annual Rent is due, except in the case of a sale or other transfer of the Building by Landlord, in which event such notice from Landlord may be sent to Tenant not later than fifteen (15) days prior to the date the next Installment of Annual Rent is due.

        3.2 Tenant recognizes that late payment of any Annual Rent, Additional Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Annual Rent, Additional Rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid amount of Annual Rent or Additional Rent or other payment; provided, however, that the first time such an Annual Rent and/or Additional Rent payment is late in any calendar year during the Term, Landlord shall not impose such late charge on Tenant unless and until Tenant shall have failed to pay the Annual Rent payment and/or the Additional Rent payment within five (5) days after receipt of notice from Landlord notifying Tenant of the delinquent payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. In addition, after the occurrence of an Event of Default (as hereinafter defined) with respect to the payment of Monthly Installments of Annual Rent or Additional Rent to Landlord, such past-due and unpaid amounts shall bear interest ("Default Interest") at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by The Northern Trust Company of Chicago, Illinois from the date of the

                      EXECUTION ORIGINAL -- JULY 22, 1999

occurrence of the Event of Default until the Event of Default is fully cured; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and Default Interest shall constitute Additional Rent. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay Annual Rent, Additional Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said Annual Rent, Additional Rent or other payment is unpaid after the date due.

        3.3 Provided no Event of Default shall have occurred and be continuing, Landlord shall abate and forgive the Monthly Installment of Annual Rent due and payable for the second fall calendar month of the first Lease Year.

  4.    RENT ADJUSTMENTS

        4.1 Except as otherwise provided herein, any sums of money due and payable by Tenant to Landlord under this Lease other than Annual Rent shall be considered "Additional Rent". For the purpose of this Article 4, the following terms are defined as follows:

        4.1.1 [intentionally omitted]

        4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section
4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof, utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; the reasonable costs and expenses of managing the Building including management fees in an amount not to exceed management fees generally charged by landlords of similarly situated first-class office buildings in Alexandria, Virginia; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; labor costs and wages and salaries for employees of the Building at a level not higher than Senior Property Manager (allocated, to the extent necessary if such employees service a building or buildings other than the Building); employee benefits and payroll taxes for employees of the Building at a level not higher than Senior Property Manager; accounting and legal fees (but not legal or accounting fees incurred in connection with lease negotiations or litigation or arbitration with tenants)); any sales, use or service taxes incurred in connection therewith; and the management fee and garage expenses charged by the garage manager to Landlord either directly or through a netting out of such fee and expenses from the

                      EXECUTION ORIGINAL -- JULY 22, 1999

proceeds of operation of the garage otherwise payable to Landlord. Tenant understands that the Building is operated as part of the Complex and that certain costs of operation of the Complex are allocated amount the Building and other buildings in the Complex. In addition, Landlord shall be entitled to amortize and include as Additional Rent: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, but only to the extent such costs reduce operating expenses; and (ii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the Commencement Date. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois. Notwithstanding anything to the contrary in this Section 4.1.2, Direct Expenses shall not include any of the following: (i) debt service; (ii) rental under any ground lease; (iii) the cost of decorating, painting or improving for tenant occupancy any portions of the Building to be demised to other tenants; (iv) real estate brokers' or other leasing commissions; (v) depreciation on the Building or equipment or systems therein; (vi) Taxes (as defined in Section 4.1.3) to the extent paid to Landlord under Section 4.2; (vii) the cost of any repairs, improvements, alterations or equipment which would be properly classified as capital expenditures according to generally accepted accounting principles (except for any capital expenditures expressly included in Direct Expenses pursuant to this Section 4.1.2); (viii) wages, salaries or other compensation paid to any executive employees of Landlord or of Landlord's agents above the level of Senior Property Manager; (ix) advertising and promotional expenditures;
(x) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building, provided, however, Direct Expenses may include any amounts incurred in connection with curing such violation that would have been incurred whether or not such violation had occurred; (xi) costs of repairs or replacements incurred by reason of fire or other casualty but only to the extent Landlord is actually reimbursed therefor from insurance proceeds and excluding any deductible amounts; (xii) costs, penalties or fines incurred by Landlord due to any act or omission of Landlord in violation of any applicable governmental law, requirement or order, but only to the extent that such violation was not directly caused by Tenant or any of its employees, agents or contractors, provided, however, Landlord may include in Direct Expenses any amounts incurred in connection with curing such violation which would have been incurred whether or not such violation had occurred; (xiii) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or other materials exceeds the amounts payable to a non-affiliate of Landlord providing the same level of goods and services in the same quantities in the Alexandria, Virginia area; (xiv) all direct costs of refinancing, selling or exchanging the Building, including broker commissions, attorneys' fees and closing costs; (xv) Landlord's general corporate office overhead and administrative expenses; (xvi) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment that is not affixed to the Building and is used in providing janitorial services and except capital expenditures otherwise permitted above under this Section 4.1.2); (xvii) the costs incurred in the

                      EXECUTION ORIGINAL -- JULY 22, 1999

removal, abatement or other treatment of any asbestos present in the Building as of the Lease Commencement Date in violation of law or introduced into the Building by Landlord in violation of law; (xviii) any expense for which Landlord is actually directly reimbursed by a tenant or other party; and (xix) the cost of services made available to any tenant in the Building but not to Tenant.

        4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in the exercise of its good faith judgment to investigate, protest, contest or in any way seek to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any calendar year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

        4.2 If in any calendar year, Taxes for the Building exceed Taxes incurred by Landlord for the Building for the Base Year or Direct Expenses for the Building exceed Direct Expenses for the Building for the Base Year, Tenant shall pay its Proportionate Share of any such excess as Additional Rent for such calendar year. Provided no Event of Default shall have occurred and be continuing, Landlord shall abate and forgive the Additional Rent attributable to Tenant's Proportionate Share for Direct Expenses and Taxes for the period from January 1, 2000, until the first day of the second Lease Year.

        4.3 The annual determination of Direct Expenses shall be made by Landlord and certified by a nationally recognized firm of public accountants selected by Landlord. Such annual determination of Direct Expenses shall be binding upon Landlord and Tenant unless Tenant exercises its audit right in the time and manner set forth hereinafter. Tenant, at its sole expense, shall have the right to audit the books and records supporting such determination in the office where the books and records are maintained by Landlord, or Landlord's agent, during normal Business Hours, provided that the following conditions are met: (A) Tenant has given Landlord written notice of Tenant's determination to conduct such audit and such written notice has been given within ninety (90) days after receipt of the annual determination of Direct Expenses, but in no event shall Tenant give such notice more often than once in any one year period;
(B) such audit shall be conducted only by an independent "big five" certified accounting firm or other independent accounting firm hired by Tenant and reasonably acceptable to Landlord and the compensation to be paid by Tenant to such firm is based upon a per-hour rate or flat fee basis. If Tenant's audit reveals a discrepancy in Tenant's favor of five percent (5%) or more in the aggregate of the amount of Direct Expenses, Landlord shall pay the reasonable auditing expenses incurred by Tenant and, in all events, credit the amount of any discrepancy in Tenant's favor to the next Monthly Installment of Annual Rent coming due under this Lease. If Tenant's audit reveals a discrepancy of less than five percent (5%) in the aggregate of the amount of Direct Expenses in Tenant's favor, then Tenant shall pay Landlord for Landlord's reasonable costs in preparing for such audit. In the event that during all or any portion of any calendar year, the Building, is not fully rented and occupied, Landlord shall exercise good faith in making any

                      EXECUTION ORIGINAL -- JULY 22, 1999

appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such calendar year.

        4.4 Prior to the actual determination thereof for a calendar year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the calendar year or portion thereof. Landlord will give Tenant not less than thirty (30) days advance written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Annual Rent due in such calendar year, Additional Rent in the amount of such estimate. Any such increased rate of Monthly Installments of Annual Rent pursuant to this Section
4.4 shall remain in effect until further written notification to Tenant (not less than thirty (30) days) pursuant hereto.

        4.5 When the above mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made for any calendar year and when Tenant is so notified in writing then:

        4.5.1 If the total Additional Rent Tenant actually paid pursuant to
Section 4.3 on account of Direct Expenses and/or Taxes for the calendar year is less than Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as Additional Rent in one lump sum within thirty
(30) days of receipt of Landlord's bill therefor; and

        4.5.2 If the total Additional Rent Tenant actually paid pursuant to
Section 4.3 on account of Direct Expenses and/or Taxes for the calendar year is more than Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the next due payments to be made by Tenant under this Article 4 (or with respect to the final year of the Term, refund the difference to Tenant within thirty (30) days after a final determination of Tenant's liability for Direct Expenses and Taxes). Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any calendar year being less than the Direct Expenses and/or Taxes in the Base Year.

        4.6 Tenant's obligation to pay Direct Expenses and Taxes shall survive the expiration or earlier termination of the Term. If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the calendar year in which said Commencement Date or Termination Date, as applicable, occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.    SECURITY DEPOSIT

        Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If an

                      EXECUTION ORIGINAL -- JULY 22, 1999

Event of Default shall have occurred under this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum then due and owing, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

        Such Security Deposit may, at Tenant's option, be deposited by Tenant with Landlord in the form of cash or in the form of an irrevocable letter of credit in the amount set forth on the Deed of Lease Reference Page. If Tenant elects to provide the letter of credit as such Security Deposit, whether Tenant makes such election upon the date Tenant executes this Lease, or at any other time during the Term of this Lease, Tenant shall maintain the letter of credit in full force and effect throughout the entire Term of this Lease and until thirty (30) days after the end of the Term, and if Landlord accepts a letter of credit with an expiration date that is prior to the date which is thirty (30) days after the end of the Term, Tenant shall cause the letter of credit to be renewed or replaced not less than sixty (60) days prior to its expiration date. The letter of credit shall be: (i) unconditional, irrevocable, transferable, payable to Landlord on sight at the issuer's offices set forth in the letter of credit, in partial or full draws; (ii) be in form and content acceptable to Landlord, (c) be issued by a bank or other financial institution acceptable to Landlord and Tenant, and (d) contain an "evergreen" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the letter of credit shall be paid by Tenant, including any costs for the transfer thereof (or reimburse Landlord therefor if Landlord incurs such costs), provided, however, that Tenant shall be required to pay the costs of transfer of the letter of credit to a beneficiary other than Landlord not more than two (2) times during the Term, and Landlord shall be responsible for any fees associated with other transfers, provided, however, if a fee is charged by the issuer of the letter of credit in connection with any modification to the letter of credit required in connection with Landlord's financing of the Building, such fees shall not count toward the two (2) transfer fees that Tenant is required to pay.

        If the Security Deposit is in the form of a letter of credit, Landlord (or the beneficiary under the letter of credit, if such beneficiary is not Landlord) shall have the right to draw upon the letter of credit in whole or in part and apply the proceeds thereof as may be necessary for the payment of any rent or any other sum then due and owing, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default under this Lease on the part of Tenant, and Tenant, within fifteen (15) days

                      EXECUTION ORIGINAL -- JULY 22, 1999

after Landlord delivers written demand therefor to Tenant, shall forthwith restore the letter of credit to its original amount and Tenant's failure to do so shall be a material breach of this Lease.

        Landlord (or the beneficiary under the letter of credit, if such beneficiary is not Landlord) shall have the right to draw upon the letter of credit in any of the following circumstances (in addition to any other right to draw on the letter of credit that is set forth in this Section 5): (i) if Landlord reasonably believes the issuer's assets are less than those at the time of Tenant's delivery of the initial letter of credit to Landlord ; or (ii) if the credit rating of the issuer of the letter of credit is downgraded from the credit rating of such issuer at the time of the issuance of the letter of credit, or the issuer of the letter of credit shall enter into any supervisory agreement with any governmental authority, or the issuer of the letter of credit shall fail to meet any capital requirements imposed by applicable law, and in each such case, Tenant fails to deliver to Landlord (or the beneficiary under the letter of credit, if such beneficiary is not Landlord) a replacement letter of credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, or (iii) if Tenant falls to provide Landlord with any renewal or replacement letter of credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current letter of credit, where the issuer of such letter of credit has advised Landlord of its intention not to renew the letter of credit, or (iv) if Tenant fails to provide Landlord with any renewal or replacement letter of credit complying with the terms of this Lease at least sixty (60) days prior to the final expiration date (i.e., the date that, by its terms, the letter of credit expires and is either not subject to any automatic renewal or extension or the conditions to such automatic renewal or extension have not then been satisfied) of the then-current letter of credit if such letter of credit expires prior to the date that is thirty (30) days after the end of the Term, or (v) any voluntary or involuntary proceedings are filed by or against Tenant under any bankruptcy, insolvency or similar laws. In the event the letter of credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii), (iii),
(iv) or (v), the amount drawn shall be held by Landlord as a Security Deposit to be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the letter of credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or letter of credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 5.

        Landlord shall have the right to pledge or assign its interest in the Security Deposit and proceeds thereof to any lender holding a security interest in the Building. In the event of any sale or transfer of Landlord's Interest in the Building, Landlord shall transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit. If the Security Deposit is in the form of a letter of credit and if requested by such mortgagee or other purchaser or if requested by Landlord and any first mortgagee (i.e, holder of a first deed of trust or mortgage then encumbering the Building) of Landlord (whether or not any foreclosure proceedings have then been brought under such mortgage), Tenant shall obtain an amendment to the letter of credit which names such mortgagee or other purchaser or such first mortgagee as the beneficiary thereof in lieu of Landlord.

                      EXECUTION ORIGINAL -- JULY 22, 1999

  6.    ALTERATIONS

        6.1 Except for those specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, except as hereinafter provided. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Tenant shall not have the right to make any structural alterations to the Premises or the Building without Landlord's express written consent, which consent may be withheld or denied by Landlord in its sole discretion . Notwithstanding the foregoing, provided that Tenant is not then in default under this Lease, Landlord shall not unreasonably withhold its consent to any non-structural alteration, addition, or improvement which Tenant may desire to make to the Premises; provided, however, that Landlord shall retain sole and absolute discretion to withhold its consent to any alteration, addition, or improvement, which may, in the opinion of Landlord
(i) adversely affect the marketability of the Premises or (ii) exceed the capacity of; hinder the effectiveness of, interfere with, or (except with respect to minor connections to the electrical system) be connected to the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building, and, provided, further, however, that any such alteration, addition, or improvement shall be made: (a) in a good, workmanlike, first-class and prompt manner and in accordance with Landlord's construction rules and regulations promulgated by Landlord; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications in each case approved in writing by Landlord in its reasonable discretion; (d) in accordance with legal requirements (including, without limitation, the obtaining of all necessary permits and licenses) and requirements of any insurance company insuring the Building; (e) after delivering to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the land, Complex, Building and Premises from all proposed mechanics and materialmen providing labor or supplies for such non-structural alteration, addition, or improvement; and (f) shall not exceed, in the aggregate Twenty Thousand and 00/100ths Dollars ($20,000.00). Prior to the commencement of any such non-structural alteration, addition, or improvement, Tenant shall deliver to Landlord a copy of all permits required in connection therewith, and upon completion of any such non-structural alteration, addition, or improvement, Tenant shall furnish to Landlord a copy of any "as built" drawings for such non-structural alteration, addition, or improvement.

        6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using a contractor reasonably approved by Landlord ("Approved Contractor") at Tenant's sole cost and expense, except that any structural alterations permitted by Landlord shall be made by a contractor approved by Landlord in its sole discretion, but at Tenant's sole cost and expense. If Tenant shall employ any contractor other than an Approved Contractor and such other contractor or any subcontractor of such other contractor shall employ any nonunion labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable

                      EXECUTION ORIGINAL -- JULY 22, 1999

charge to cover its expenses related to such proposed work and shall provide Tenant with written evidence of such expenses upon Tenant's request therefor.

        6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant, prior to construction, shall provide the additional insurance required under Article 11 in such case, and shall also obtain such waivers of lien and surety company performance bonds (but such performance bonds shall only be required for structural alterations and non-structural alterations costing in excess of $50,000 per project) as Landlord shall reasonably require to assure payment of the costs thereof, and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable. At Landlord's election said sums shall be paid in the same way as sums due under
Article 4.

        6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord, without compensation to Tenant, upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Landlord shall advise Tenant at the time Landlord's consent to alterations, additions or improvements is requested, whether or not Landlord will require removal of the same upon the expiration or earlier termination of this Lease. Landlord shall advise Tenant at the time Landlord approves Tenant's Final Plans for the Tenant Improvements, all as further set forth in Exhibit B, or at the time of any change orders requested by Tenant or otherwise required to be made to the Final Plans for the Tenant improvements, whether any of the Tenant Improvements shall be required to be removed by Tenant at the termination or expiration of the Term of this Lease. Should Landlord elect to have Tenant remove alterations, additions, and improvements (including Tenant Improvements as set forth above) then upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

7.      REPAIR

        7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the roof, exterior walls, windows (except those windows of the Building on the first floor and on the River Level) foundation, the restrooms within the Building and the basic plumbing, air conditioning, heating, mechanical, life safety, sprinkler and electrical and lighting systems installed or furnished by Landlord. Subject to the foregoing, Tenant agrees that by taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition

                      EXECUTION ORIGINAL -- JULY 22, 1999

in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as set forth in this
Section 7.1 or as otherwise specifically set forth in this Lease. Landlord believes that there are two (2) restrooms on each of the second and third floors which are reserved for use by individuals with disabilities ("Handicapped Restrooms") and Landlord believes that such Handicapped Restrooms met the requirements of the Building Code applicable to the Building at the time such Handicapped Restrooms were constructed. To the extent further modifications are required to such Handicapped Restrooms by governmental authorities having over the Building or the Landlord in order to have such Handicapped Restrooms comply with Title III of the Americans with Disabilities Act of 1990, Landlord shall undertake such modifications at Landlord's sole cost and expense and Landlord shall not include such costs in Direct Expenses. Landlord has no plans to perform major structural repairs or replacements to the roof, exterior walls, foundation, windows, or basic systems of the Building nor does Landlord believe the same currently require major structural repairs.

        Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, subject, however to the provisions of Section 1.1 of this Lease.

        7.3) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord believes that the electrical, mechanical, plumbing, life safety, sprinkler and HVAC systems of the Building and the window glazing are in good working order as of the date of this Lease.

        7.4 Except as provided in Article 22, there shall be no abatement of Annual Rent or Additional Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the night to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

  8.    LIENS

        8.1 Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the receipt of written notice of the imposition of any such lien, (a) cause the same to be released of record, or (b) provide Landlord with insurance against the same issued by a major title insurance company, or (c) provide a bond as replacement collateral for the lien with subsequent removal of such lien of record within thirty (30) days of its imposition, or (d) such other protection against the same as

                      EXECUTION ORIGINAL -- JULY 22, 1999

Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable not later than ten (10) days after Landlord's demand therefor.

        8.2 Tenant shall not be deemed to be the agent or representative of Landlord in making any alterations, physical additions or improvements to the Premises pursuant to this Lease, and shall have no right, power or authority to encumber the fee interest in the Building or the appurtenant land. Accordingly, any claims against Tenant with respect to such alterations, physical additions or improvements shall be limited to Tenant's leasehold estate under this Lease.

  9.    ASSIGNMENT AND SUBLETTING

        9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such use or occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days, but no more than one hundred eighty (180) days, prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the material terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee ("Tenant's Sublet/Assignment Notice").

        9.2 Notwithstanding any assignment or subletting, permitted or otherwise, but subject to Section 9.8 with respect to a Permitted Assignee, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Annual Rent and Additional Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default by Tenant under this Lease, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Landlord shall have the right to continue to collect such rents directly from such assignee or subtenant to the extent there exists an uncured default by Tenant under this Lease.

        9.3 In addition to Landlord's right to approve of any subtenant or assignee, but subject to the provisions of Section 9.8 with respect to a Permitted Assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture

                      EXECUTION ORIGINAL -- JULY 22, 1999

the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective; provided, however that Landlord's right of recapture shall not apply to any sublease when the total amount of space then being sublet by Tenant does not exceed twenty-five percent (25%) of the Premises. The option shall be exercised, if at all, by Landlord giving Tenant written notice within thirty (30) days following Landlord's receipt of Tenant's Sublet/Assignment Notice. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.

        9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the Annual Rent and the Additional Rent payable by Tenant under this Lease at such time, after first deducting therefrom Tenant's actual expenses for legal fees, brokerage commissions, tenant improvement or alteration expenses and any tenant improvement allowance paid by Tenant to the subtenant or assignee, in each case reasonably incurred by Tenant in conjunction with the sublease or assignment, and not in excess of the amount of each of those concessions then being offered for comparable space in first-class office buildings in Alexandria, Virginia. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

        9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises, if, at the time of Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any Event of Default under this Lease, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) which is already an occupant of the Building, unless Landlord is unable to provide the amount of space required by such occupant; (c) which is a governmental agency; (d) which is incompatible with the character of occupancy of the Building; (e) which does not meet Landlord's standards of creditworthiness, or (of which would subject the Premises to a use which would:
(i) involve increased wear upon the Building or would place an unreasonable strain on the HVAC or other Building systems as a result of an increase in personnel located in the Premises; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease, and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, such refusal shall be reasonable.

                        EXECUTION ORIGINAL-JULY 22, 1999

         9.6 In the event Tenant requests the right to assign or sublet the Premises, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to Landlord's out-of-pocket costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent to, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Such payment shall be made within ten (10) days of demand therefor. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

         9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this
Article 9 to the same extent and for all intents and purposes as though such an assignment; provided, however that this provision shall not apply to sales of the voting shares of stock of any corporation which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934.

         9.8 Notwithstanding anything to the contrary in this Article 9, including without limitation Sections 9.3, 9.4 and 9.5, Tenant shall have the right, upon prior written notice to Landlord, but without Landlord's consent, to assign this Lease or sublet all or a portion of the Premises to any of the following (a "Permitted Assignee") (i) any entity resulting from a merger or consolidation with Tenant, (ii) any corporation or entity succeeding to all the business and assets of tenant, or (iii) any parent, subsidiary, or other affiliate of Tenant. For purposes hereof, an affiliate of Tenant is any entity that controls, is controlled by, or is under common control with Tenant. Any Permitted Assignee shall assume all of Tenant's obligations hereunder (or the applicable obligations in the event of a partial sublease) by an assignment reasonably acceptable to Landlord in form and content.

         9.9 Landlord and Tenant acknowledge that the Premises will be occupied by Intuit Insurance Services, Inc., a Virginia corporation which is a wholly owned subsidiary of Tenant ("Tenant's Subsidiary"). Notwithstanding the occupancy of the Premises by Tenant's Subsidiary, all of the terms, covenants and conditions of this Lease shall be binding upon Tenant and Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges under this Lease and for the performance of all of Tenant's obligations under this Lease.

10. INDEMNIFICATION

         None of the Landlord Entities (as such term is defined in Article 30) shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition

                        EXECUTION ORIGINAL-JULY 22, 1999

or repair, gas, fire, oil, electricity or theft), except to the extent caused by, or arising, from, the gross negligence or willful misconduct of the Landlord Entities. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of: (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors or failure to meet any standards imposed by law; (b) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises or from transactions of Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy which are Tenant's obligations hereunder; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. The provisions of this Article 10 shall govern in the event of any conflict between this Article 10 and other provisions of this Lease with respect to Tenant's waiver of claims and indemnification of Landlord.

11. INSURANCE

         11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities (as defined in Article 30 against any liability to the public or to any invitee of Tenant or of the Landlord Entities incidental to the use of, or resulting from any accident occurring in or upon, the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may reasonably require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, nonowned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income, and (g) such other insurance as Landlord may reasonably require but not in excess of amounts or types of insurance typically required by landlords of first class office buildings in the Alexandria, Virginia area.

         11.2 Each of the aforesaid policies shall: (a) be provided at Tenant's expense; (b) with respect to all policies except worker's compensation name Landlord, the Landlord Entities and the building management company, if any, as additional insureds or loss payees, as appropriate; (c) be issued by an insurance company with a minimum Best's rating of "A:VII", and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten (10) days for nonpayment of premium) shall have been given to Landlord; and said policy or policies

                        EXECUTION ORIGINAL-JULY 22, 1999



or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance. Tenant shall be entitled to carry all insurance required of Tenant hereunder under blanket insurance policies covering multiple locations, provided Tenant procures endorsements to the blanket policies which provide that the insurance limits for Tenant with respect to the Premises are not less than those set forth in Section 11.1 above.

         11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, including, without limitation, liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require taking into consideration the potential risks associated with the Work; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

         11.4 During the Term, Landlord shall keep the Building (but excluding the Tenant Improvements, any alterations made by Tenant pursuant to Section 6 hereof, and any personal property, equipment or furniture of Tenant not affixed to and a part of the Building) insured through reputable insurance underwriters against perils covered by a standard "all risk" insurance policy or policies, with a deductible provision, if any, that does not materially exceed that which prudent, efficient operators of first-class office buildings in Alexandria would carry from time to time in the exercise of reasonable business judgment, in an amount or amounts equal to not less than one hundred percent (100%) of the full replacement value of the Building (excluding the Tenant Improvements, any alterations made by Tenant pursuant to Section 6 hereof, and any personal property, equipment or furniture of Tenant not affixed to and a part of the Building) without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection. During the Term, Landlord shall keep in force commercial general liability insurance in the amount and coverage as Landlord deems commercially reasonable, but in no event less than that required of Tenant hereunder from time to time. During the Term, Landlord shall keep in force loss of rents insurance in an amount not less than the equivalent of six (6) Monthly Installments of Annual Rent under this Lease.

12. WAIVER OF SUBROGATION

         So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, or All Risks insurance now or hereafter existing for the benefit of the respective party, but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES

         13.1 Provided no Event of Default shall have occurred and be continuing under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the

                        EXECUTION ORIGINAL-JULY 22, 1999



Premises during Business Hours on generally recognized business days (but exclusive in any event of Sundays and federal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord's reasonable judgment for the use and occupation of the Premises, and otherwise consistent with other first-class buildings in Alexandria, Virginia; (c) cleaning and service consisting of such services as are generally provided at other first-class office buildings in Alexandria, Virginia which shall include, at minimum, the cleaning of the Premises and the Building common areas (including the restrooms) five (5) evenings per week except holidays; (d) elevator service by nonattended automatic elevators, one of which may from time to time be available for freight service;
(e) such window washing as may from time to time in Landlord's judgment be reasonably required; (f) limited perimeter access system for the Building; and,
(g) equipment to bring from the Building meter to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as Additional Rent, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

         Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the services and amenities expressly described above, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord's discontinuance of any provision of any such additional services or amenities (including any such additional services or amenities presently being provided) shall not constitute a default of Landlord under this Lease nor entitle Tenant to any abatement of or reduction in Annual Rent or Additional Rent; provided, however, Landlord shall give Tenant not less than fifteen (15) days prior notice of the termination of any such additional services and amenities, such as, by way of example, and not in limitation, shuttle bus service, concierge services and other similar amenities.

         13.2 Should Tenant require any additional work or service, as described above, including services furnished outside Business Hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord's actual cost, plus overhead, for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. Notwithstanding the foregoing, as part of the initial buildout of the Premises, Landlord shall install, at Tenant's sole cost, a device within the Premises that will



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                        EXECUTION ORIGINAL-JULY 22, 1999



allow Tenant to activate the HVAC system after Business Hours. Such after-hours usage shall be at Tenant's expense to be charged at Landlord's actual cost without any profit component to Landlord.

         13.3 Whenever (i) the Premises are occupied by more than one person per 110 square feet of usable area or (ii) heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in, or for the benefit of, the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within ten
(10) days of demand as Additional Rent. Landlord shall first give Tenant thirty
(30) days' notice of Landlord's intent to install such supplementary systems so as to provide Tenant with an opportunity to correct any perceived problems, provided, however, such thirty day period may be shortened if and to the extent that other tenants of the Building are disturbed in their use and enjoyment of their respective premises by the additional burden placed on the air conditioning system by Tenant as a result of items (i) and (ii) above.

         13.4 Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 200 watts or 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which consent Landlord shall not unreasonably withhold, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meter(s) shall be paid for by Tenant. Tenant agrees and acknowledges that it will be deemed reasonable for Landlord to withhold consent to furnishing or supplying increased amounts of water or electrical current if such increased amounts are likely to impede or impair the functioning of the Building systems or deprive other tenants of electricity or water service in amounts customarily provided to such tenants by Landlord. Tenant agrees to pay as Additional Rent to Landlord promptly upon demand therefor, the cost of all such excess water and electric current consumed (as shown by said meter(s), if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense reasonably incurred in keeping account of the water and electric current so consumed.

         13.5 Subject to a Force Majeure Event and other conditions outside of Landlord's reasonable control and subject to the reasonable rules and regulations for the Building in effect from time to time, Tenant shall have access to and use of the Premises 24 hours per day, 365 days per year. Without limiting the foregoing, subject to a Force Majeure Event and other reasons beyond Landlord's reasonable control, at least one (1) elevator shall be in operation at all times.



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                        EXECUTION ORIGINAL-JULY 22, 1999



14. HOLDING OVER

         Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any portion thereof after termination of this Lease by lapse of time or otherwise ("Holdover Period") at the rate ("Holdover Rate") which shall be
(i) for the first ninety (90) days of the Holdover Period, one hundred fifty percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination of the Lease plus all Rent Adjustments under Article 4, and (ii) for all periods after the first ninety (90) days of the Holdover Period, two hundred percent (200%) of the amount of Annual Rent for the last period prior to the date of such Lease termination plus all Rent Adjustments under Article 4; in each case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. At Landlord's election, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such Lease termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION

         15.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

         15.2 Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the termination of any ground lease affecting the Building Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

         15.3 Notwithstanding any provisions with respect to the subordination of the Lease to any superior lease or any superior mortgage which now exists or may hereafter be made or to any renewal, modification, replacement or extension hereafter of any superior lease or any superior mortgage, or to any consolidation or spreader of any superior mortgage, heretofore or hereafter made, any such subordination is subject to the express conditions that so long as this Lease is in full force and effect:

                        EXECUTION ORIGINAL-JULY 22, 1999



            (a) Tenant shall not be joined as a party defendant (a) in any action or proceeding which may be instituted or taken by the lessor of such superior lease for the purpose of enforcing and/or terminating such superior lease by reason of any default thereunder, the effect of which enforcement or termination of the superior lease would be to terminate this Lease, or (b) in any foreclosure action or other proceeding which may be instituted or taken by the holder of any superior mortgage the effect of which would be to terminate this Lease; and

            (b) So long as Tenant is not in default in any of its obligations under this Lease (after notice and expiration of any grace period), Tenant's leasehold estate under the Lease shall not be terminated or disturbed by reason of any default under such superior lease or such superior mortgage and this Lease and Tenant's rights hereunder shall be recognized by the lessor under any such superior lease or the holder of any such superior mortgage. At Tenant's request, Landlord shall request a subordination, non-disturbance and attornment agreement from its mortgagee(s), on such mortgagee's customary form, but the failure of Landlord to obtain the same shall not be a breach of this Lease. Tenant shall not be entitled to object to such mortgagee's customary form based upon the inclusion in such form of any provision that in substance provides that the mortgagee or purchaser in foreclosure shall not be (a) bound by any payment of the Annual Rent or Additional Rent more than one (1) month in advance (provided, however, that any security deposit, whether in the form of cash, a letter of credit, or other security, shall be deemed transferred), (b) bound by any amendment of this Lease made without the consent of the holder of each mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, provided that such limitation on liability shall not affect the successor Landlord's obligations arising, under this Lease from and after the date it succeeds to Landlord's interest under this Lease, including without limitation, obligations under the Lease to provide any services, maintenance, repairs and/or replacements, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Tenant shall be entitled to object to any provision in such form agreement which would materially, adversely affect Tenant's lights, entitlements or obligations under this Lease. If the Security Deposit given pursuant to Article 5 is in the form of a letter of credit, then if requested by Landlord or any first mortgagee (i.e, holder of a first deed of trust or mortgage then encumbering the Building) of Landlord (whether or not any foreclosure proceedings have then been brought under such mortgage), Tenant shall obtain an amendment to the letter of credit which names such mortgage as the beneficiary thereof.

         15.4 As of the Lease Commencement Date, the Building is not subject to the lien of a deed of trust or mortgage or to any ground lease.

16. RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications, of and additions to, such rules and regulations from time to time put into effect by Landlord provided notice of the same is given to Tenant in writing. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any such rules and regulations, but Landlord shall not intentionally discriminate against Tenant in the enforcement of the rules and regulations for the Building.




                                       26
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                        EXECUTION ORIGINAL-JULY 22, 1999



17. REENTRY BY LANDLORD

         17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or (during the last twelve
(12) months of the Term or any extension thereof) tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Annual Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall use commercially reasonable efforts to provide Tenant with not less than one (1) business day's advance notice of any entry for the purpose of showing the Premises to prospective purchasers, mortgagees or tenants and for the purposes of conducting non-routine maintenance or repairs to the Premises (except in the event of an emergency).

         17.2 Landlord shall have the right at any time to change the arrangement and/or locations of entrances, passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided that in connection with changes to the public areas of the Building, Landlord shall not materially and adversely interfere thereby with the use by Tenant of the Premises or materially and adversely interfere thereby with Tenant's access to the Premises. In the event that Landlord damages any portion of any wall or wall covering, ceiling, floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable, but shall not be required to repair or replace more than the portion actually damaged.

         17.3 Tenant hereby waives any claims for damages for any injury or inconvenience to, or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, within ten (10) days of demand, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease after Tenant's failure to do so and such amounts shall be Additional Rent due and payable hereunder.

         17.4 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect, in the exercise of its reasonable judgment, and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as Additional Rent within ten (10) days of demand.



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

                        EXECUTION ORIGINAL-JULY 22, 1999


18. DEFAULT

         18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be events of default ("Events of Default") under this Lease:

              18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Annual Rent reserved by this Lease, any other amount treated as Additional Rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as Additional Rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, then for the twelve month period following the date of such notice, a failure to pay, within five (5) days after the due date, of any additional sum of money to be paid to Landlord under this Lease shall be an Event of Default, without the necessity of providing any notice to Tenant.

              18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that if the failure to comply cannot by its nature be cured within the twenty-day period, then no Event of Default shall arise so long as Tenant commences to cure such noncompliance within the 20-day period and thereafter diligently prosecutes such cure to completion to Landlord's reasonable satisfaction by a date not later than forty-five (45) days after the date Landlord gives written, notice of such failure to Tenant, subject, however to the effects of a Force Majeure Event (as defined in Section 2.2 of this Lease).

              18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

              18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

              18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant Seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.



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                        EXECUTION ORIGINAL-JULY 22, 1999



19. REMEDIES

         19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

              19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

              19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises as promptly as reasonably practicable but in all events not later than ten (10) business days after termination of the Lease or termination of Tenant's right to possession, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises following the passage of the ten (10) business day period set forth above in such event and to repossess the Premises as Landlord's estate, and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to Annual Rent and Additional Rent or any other right given to Landlord under this Lease or by operation of law.

             19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Annual Rent and any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) the then present value of the Annual Rent reserved in this Lease for the residue of the stated Term of this Lease (using a discount rate of interest equal to the prime rate of interest published in the Money Rates section of the Wall Street Journal on the date of the Landlord's notice of termination) and any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue;
(b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

             19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

                  19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in
Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Annual Rent, and any amounts treated as Additional Rent, under this Lease for

                        EXECUTION ORIGINAL-JULY 22, 1999



the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord an amount equal to the then present value of the Annual Rent reserved in this Lease for the residue of the stated Term of this Lease (using a discount rate of interest equal to the prime rate of interest published in the Money Rates section of the Wall Street Journal on the date of the Landlord's notice of termination) and any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

                  19.1.4.2 Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Premises or duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally, and that in any case, Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of Annual Rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9. In any proceedings to enforce this Lease, Landlord shall be presumed to have complied with any duty now or hereafter imposed by law to relet the Premises in order to mitigate its damages, and Tenant shall bear the burden of proof to establish otherwise.

                  19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all Annual Rent and any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and market rate broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease, but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

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                        EXECUTION ORIGINAL-JULY 22, 1999



         19.2 Subject to the provisions of Article 18 hereof with respect to Tenant's opportunity to cure its failure to comply with any term, provision or covenant of this Lease, Landlord may, at Landlord's option (except in the event of an emergency, in which case Tenant's opportunity to cure shall not apply), enter into and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease, and to correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage to Tenant's business or damage to any of Tenant's property or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may, at Landlord's option, re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any Annual Rent or Additional Rent otherwise to be paid by Tenant under this Lease.

         19.3 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning, or to enforce or defend, any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's reasonable attorney's fees so incurred. Notwithstanding the foregoing, in any litigation between Landlord and Tenant arising out of this Lease, the non-prevailing party shall be responsible for the reasonable attorneys' fees and costs of the prevailing party. Landlord and Tenant each expressly waives any right to: (a) trial by jury and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

         19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Annual Rent or Additional Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

         19.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in a writing signed by Landlord. No waiver by either party of any violation or breach by the other party of any of the terms, provisions and covenants contained in this Lease applicable to the other party hereto shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of Annual Rent, Additional Rent or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord's right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.

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                        EXECUTION ORIGINAL-JULY 22, 1999



         19.6 Intentionally Omitted.

         19.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord, but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, promptly upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20. TENANT'S BANKRUPTCY OR INSOLVENCY

         20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each, a "Debtor's Law"):

              20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each, a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

              20.1.2 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

              20.1.3 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Annual Rent and Additional Rent an amount equal to the larger of: (a) three months' Annual Rent, Additional Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurances of the future performance of the obligations of Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this Lease.

                        EXECUTION ORIGINAL-JULY 22, 1999



             20.1.4 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

             20.1.5 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT

         Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying Annual Rent and Additional Rent and other sums due under the Lease and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or any person or entity claiming through Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. DAMAGE BY FIRE, ETC.

         22.1 In the event the Premises or the Building are damaged by fire or other cause, and in Landlord's reasonable estimation such damage can be materially restored within one hundred twenty (120) days after such casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Annual Rent from the date of such damage. Such abatement of Annual Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

         22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days after such casualty, Landlord and Tenant shall each have the option of giving the other, at any time within sixty
(60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, and this Lease shall continue in full force and effect, and the Annual Rent hereunder shall be proportionately abated as provided in Section 22.1.

                        EXECUTION ORIGINAL-JULY 22, 1999



         22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, railings, ceilings, floor coverings, office fixtures or any other property, additions or improvements installed on the Premises by Tenant or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said sixty day period, whereupon the Lease shall end on the date of such notice, or such later date fixed in such notice, as if the date was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant and Landlord has informed Tenant prior to the time such changes, deletions or additions in construction are made that such changes, deletions or additions will cause a delay in construction and has provided Tenant with Landlord's reasonable estimate of such delay, or a Force Majeure Event, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

         22.5 Notwithstanding anything to the contrary contained in this
Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages, Landlord shall notify Tenant of the same within forty-five (45) days of the date of the damage ("Landlord's Non-Repair Notice"), and if such damages shall render a material portion of the Premises untenantable, Tenant shall have the right to terminate this Lease by notice to Landlord given within fifteen (15) days after receipt of Landlord's Non-Repair Notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

         22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, which Damage is brought to the attention of Landlord by notice from Tenant, Landlord and Tenant shall cooperate to properly secure the Premises. Upon notice from Landlord, Tenant shall remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall reasonably request.

23. EMINENT DOMAIN

         If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or by conveyance in lieu of such

                        EXECUTION ORIGINAL-JULY 22, 1999



appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease provided that Landlord also terminates such other Building leases as are terminable as a result of such taking. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD

         In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability arising from or related to circumstances or events occurring after the date of the sale or conveyance, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES

         Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord, any mortgagee, prospective mortgagee, or any prospective purchaser a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which Annual Rent, Additional Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan to the extent Landlord demonstrates that such loss, cost or expense was caused by a material misstatement by Tenant contained in such estoppel certificate or a material omission therefrom made by Tenant.

                        EXECUTION ORIGINAL-JULY 22, 1999




Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES

         26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other personal property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6 hereof.

         26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, and Landlord has notified Tenant of same, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs to be paid to Landlord promptly upon demand by Landlord, or with any excess to be returned promptly to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES

         Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, by messenger or by reputable independent

                        EXECUTION ORIGINAL-JULY 22, 1999



contract overnight delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at addresses set forth on the Reference Page, or at such other address as has then been last specified by written notice delivered in accordance with this Article 27, whether or not actually accepted or received by the addressee. Landlord is a nonresident of the Commonwealth of Virginia and, pursuant to Virginia Code Section 55-218.1, has appointed Edward R. Parker, 5511 Staples Mill Road, Richmond, Virginia 23228, as its appointed agent to receive service of process, notices, orders or demands.

28. TAXES PAYABLE BY TENANT

         In addition to Annual Rent, Additional Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than corporate franchise, inheritance or estate taxes, net income taxes of Landlord and taxes payable in connection with a transfer by Landlord of its interest in the Building or the Lease) whether or not now customary or within the contemplation of the parties to this Lease to the extent not otherwise included in Direct Expenses and Taxes:
(a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. INTENTIONALLY OMITTED

30. DEFINED TERMS AND HEADINGS

         The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification of, or insurance obtained for the benefit of, Landlord shall apply to and inure to the benefit of all the following "Landlord Entities": Landlord, Landlord's investment manager, Landlord's property manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, and employees of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors,

                        EXECUTION ORIGINAL-JULY 22, 1999



administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

31. TENANT'S AUTHORITY

         If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

32. COMMISSIONS

         Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page, which Brokers shall be paid solely by Landlord. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any claims by a broker or finder relating to Tenant's breach or alleged breach of the foregoing representation or warranty. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims by a broker or finder relating to Landlord's breach or alleged breach of the foregoing representation or warranty.

33. TIME AND APPLICABLE LAW

         Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34. SUCCESSORS AND ASSIGNS

         Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT

         This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Lease and

                        EXECUTION ORIGINAL-JULY 22, 1999




its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36. EXAMINATION NOT OPTION

         Submission of this Lease shall not be deemed to be a reservation of the Premises or an option to lease the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first Monthly Installment of Annual Rent as set forth in Article 3, the insurance policy or policies or certificate(s) thereof as set forth Article 11, and any sum owed pursuant to this Lease.

37. RECORDATION

         Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

38. LIMITATION OF LANDLORD'S LIABILITY

         Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building and the net proceeds from a sale thereof. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

39. CONDITION OF PREMISES

         Tenant acknowledges that (a) except as expressly set forth in this Lease, Landlord has made and will make no warranties to Tenant regarding the condition of the Premises or the Building or the suitability thereof for Tenant's intended purposes, and (b) Landlord disclaims any and all implied warranties, covenants or conditions regarding (i) the performance by Landlord of its obligations under this Lease with respect to the condition of the Premises or the Building, or (ii) Tenant's use and enjoyment of the Premises.

40. PARKING

         40.1 Tenant shall have the privilege to obtain up to one hundred eighteen (118) parking permits for spaces in the parking garage in the Building, up to ten (10) of which may be used for reserved parking. Tenant shall have the right to relinquish parking permits to Landlord during the Term of this Lease by giving Landlord no less than thirty (30) days' prior written notice. If Tenant desires to reclaim its right to any of said relinquished parking permits, Tenant must give Landlord at

                       EXECUTION ORIGINAL-JULY 22, 1999



least sixty (60) days' advance written notice. For administrative convenience, Tenant shall not relinquish or reclaim less than five (5) permits at a time; however, Tenant shall have the right not more than twice in any twelve-month period to relinquish or reclaim less than five (5) permits. The current rate for a permit for a reserved space is $120 per month and for an unreserved space is $90 per month. During the Term, Landlord shall have the right to increase such rates to the prevailing market rates for such permits on not less than thirty
(30) days' notice.

         40.2 Use of the parking facilities serving the Complex is at the sole risk of the users of such facilities, and Landlord assumes no liability for personal injury, theft or property damage, or any other loss occurring during, as a result of, or in connection with such use. Landlord shall have no liability whatsoever to Tenant or any other person (including, without limitation, Tenant's agents, employees, invitees, guests, clients or customers) for any property damage to vehicles or their contents and/or personal injury which might occur as a result of or in connection with the parking of vehicles in or about the Complex. Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, causes of action, and expenses (including reasonable attorneys' fees) which Landlord may incur in connection with or arising out of use of the parking facilities by Tenant and/or Tenant's agents, employees, or invitees.

         40.3 In its use of the parking facilities, Tenant shall follow all of the rules of the Complex applicable thereto, as the same may be reasonably amended from time to time. To ensure that only those parties designated by Tenant are using the parking facilities, Tenant shall provide Landlord with a complete list of the names of all of Tenant's employees issued access cards, which list shall contain the corresponding license plate numbers of those vehicles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, including, with respect to additions to the list a specific designation as to which vehicles of which employees have been issued permits for parking spaces and with respect to deletions from the list, a specific designation as to which vehicles of which employees are no longer to have parking permits.

         40.4 This Section shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant pursuant to this Section is that of licensor and licensee, respectively.

41. SIGNAGE

         Landlord shall provide to Tenant, as part of the initial buildout of the Premises, Building-standard suite signage, a strip in the Building directory located in the Building lobby, and such other directional signage as Landlord deems appropriate. In addition to the foregoing, Tenant shall be entitled to install at any time, at Tenant's sole cost, an additional Tenant logo sign, in form and substance satisfactory to Landlord in its reasonable discretion, in the elevator lobby of any floor(s) on which Tenant leases the entire floor in a location satisfactory to Landlord in its reasonable discretion.

                        EXECUTION ORIGINAL-JULY 22, 1999



         IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal as of the date first above written.



WATERFRONT I CORPORATION,                   INTUIT INC.,
a Delaware corporation                      a Delaware corporation


By:  Trammell Crow
     Real Estate Services, Inc.,
     Authorized Agent

     By: /s/ SPENCER R. STOUFFER            By:  /s/  GREG SANTORA
        -------------------------------        -------------------------------
        Name: Spencer R. Stouffer           Name:  Greg Santora
        Title: Senior Vice President        Title: Chief Financial Officer,
                                                   Senior Vice President of
                                                   Finance & Corporate Services,
                                                   Intuit Inc.



     Dated:  July 27, 1999              Dated:  July 26, 1999


                                                Approved
                                                Intuit Legal Dept.
                                                Date  July 25, 1999
                                                    ------------------------
                                                By: /s/ BEVERLY BELLOWS
                                                   -------------------------

                        EXECUTION ORIGINAL-JULY 22, 1999

                                LIST OF EXHIBITS



EXHIBIT A         PREMISES

EXHIBIT B         INITIAL ALTERATIONS

EXHIBIT C         RULES AND REGULATIONS

EXHIBIT D         MEMORANDUM OF COMMENCEMENT DATE

EXHIBIT E         AVAILABLE SPACE ON RIVER LEVEL

EXHIBIT F         LIST OF PERMITTED HAZARDOUS MATERIALS

                        EXECUTION ORIGINAL-JULY 22, 1999

                                    EXHIBIT A



                attached to and made a part of Lease bearing the
                 Lease Reference Date of July 27, 1999, between
                    Waterfront I Corporation, as Landlord and
                             Intuit Inc., as Tenant


                                    PREMISES


Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                                                            TrammellCrowCompany





                                    EXHIBIT A

Canal Center Plaza, 44 Canal Center Plaza, Alexandria, Va.







                            [2ND FLOOR, FLOOR PLAN]

                                                            TrammellCrowCompany





                                    EXHIBIT A

Canal Center Plaza, 44 Canal Center Plaza, Alexandria, Va.







                             [3RD FLOOR, FLOOR PLAN]

                        EXECUTION ORIGINAL-JULY 22, 1999

                                    EXHIBIT B
                attached to and made a part of Lease bearing the
                 Lease Reference Date of JULY 27, 1999, between
                   Waterfront I Corporation, as Landlord, and
                             Intuit Inc., as Tenant

                                 WORK AGREEMENT

         This Work Agreement governs the terms and conditions for the design and reconstruction of the tenant improvements to the Premises for Tenant's use (the "Tenant's Improvements"), the Project Schedule (as hereinafter defined) for Landlord and Tenant to complete the Tenant's Improvements, and the disbursement of the Landlord's Allowance (as hereinafter defined) to fund the cost of the Tenant's Improvements. Tenant shall accept the Premises in its "as is" condition subject to the removal of the personal property of the previous occupant, and provided that the electrical, mechanical, plumbing, sprinkler, life safety, and HVAC systems and window glazing are in good working order as of the Commencement Date. Tenant acknowledges that it has thoroughly inspected the Premises. Tenant's acceptance of the Premises shall not effect Landlord's repair obligations under Section 7.1 of the Lease. Unless otherwise specifically provided in this Work Agreement, all capitalized terms in this Work Agreement shall have the meanings ascribed thereto in this Lease. This Work Agreement is incorporated by reference into this Lease. In the event of any inconsistencies between this Work Agreement and other terms of this Lease, the terms of this Work Agreement shall control and take precedence. Once the Lease has been fully executed, Landlord and Tenant intend for each deadline expressed in this Work Agreement to bind the parties even if any such deadline is before the date the Lease is executed.

         1. Landlord and Tenant hereby approve the Project Schedule attached as Exhibit B-1.

         2. Tenant acknowledges that Tenant has appointed Mr. John Wyatt, or in his absence or inability to serve, Mr. Steven Aldrich, as its authorized representative (each referred to herein as "Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the Tenant Improvements. Landlord shall have no obligation to obtain a response from more than one of the above-named individuals, the actions, decisions or inaction of either of the above-named individuals shall bind Tenant. Tenant hereby ratifies all actions and decisions with regard to the Tenant Improvements that the Tenant's Representative may have taken or made prior to the execution of this Work Agreement. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Improvements until it has been executed by Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct the General Contractor (as hereinafter defined in Section 6 below) with respect to the Tenant Improvements. In the event that the General Contractor performs any such work under the direction of Tenant or Tenant's Representative without Landlord's express written approval, then Landlord shall have no liability for the cost of such work, the cost of corrective work

                        EXECUTION ORIGINAL-JULY 22, 1999



required as a result of such work, any delay that may result from such work, or any other problem in connection with such work.

         3. Tenant shall employ HDR Architecture, Inc., whose representative is George DeFalco, III (the "Leasehold Architect") to prepare all plans for the Tenant Improvements. Tenant shall promptly cause the Leasehold Architect to prepare space plans for the Tenant Improvements, in form approved by Tenant, for submissions to Landlord. If Landlord has any comments with respect to the programming and space plans, Landlord shall make such comments known to Tenant in writing in accordance with the Project Schedule attached hereto as Exhibit B-1. If Landlord, in the exercise of Landlord's sole, but reasonable discretion, desires that the space plans be modified in any manner, Landlord shall specify the revisions required and its reasons for requesting the same and Tenant shall promptly revise the space plans to address Landlord's concerns.

         Tenant shall cause the Leasehold Architect to prepare design development drawings for the Tenant Improvements, in form approved by Tenant, for submission to Landlord in the time required by the Project Schedule, which drawings shall be based upon the space plans approved by Landlord. If Landlord has any comments with respect to the design development drawings, Landlord shall make such comments known to Tenant in writing in the time required by the Project Schedule. If Landlord, in the exercise of Landlord's sole, but reasonable discretion, desires that the design development drawings be modified in any manner, Landlord shall specify the revisions required and its reasons for requesting the same, and Tenant shall promptly revise such drawings to address Landlord's concerns.

         Tenant shall pay the cost of preparing the Tenant Plans, subject to application of the Planning Allowance (hereinafter defined). Landlord shall provide Tenant with an allowance of Fifteen Cents ($.15) per rentable square foot of the Premises to provide space planning for the Premises (the "Planning Allowance"). Such Planning Allowance shall be paid to the Leasehold Architect by Landlord at the direction of Tenant within thirty (30) days of receipt by Landlord of invoices substantiating the costs incurred by Tenant and lien waivers in a form reasonably acceptable to Landlord. Tenant shall pay all costs incurred in connection with Tenant's Plans which exceed the amount of the Planning Allowance of Fifteen Cents ($.15) per rentable square foot of the Premises.

         4. All of the Tenant Improvements and the related drawings, plans and specifications shall comply with applicable laws, shall be suitable for obtaining all necessary construction permits and shall be submitted to Landlord for Landlord's approval (upon approval by Landlord, the "Final Plans"). Landlord shall approve or disapprove the drawings, plans and specifications for Tenant's Improvements in accordance with the Project Schedule, such approval not to be unreasonably withheld. Landlord shall specify its reasons for disapproving any such drawings, plans or specifications, or any portion(s) thereof, and Tenant shall cause any necessary revisions to be made. Any revisions to drawings, plans and specifications made pursuant to this paragraph shall be made at Tenant's expense. Tenant shall be solely responsible for the content of the Final Plans and coordination of the Final Plans with base building design.

                        EXECUTION ORIGINAL-JULY 22, 1999



In addition, Landlord's approval of the Final Plans shall not constitute a warranty, covenant or assurance by Landlord that (i) any equipment or system shown thereon will have the features or perform the functions for which such equipment or system was designed, (ii) the Final Plans satisfy applicable code requirements, (iii) the Final Plans are sufficient to enable the general contractor to obtain a building permit for the Tenant Improvements, or (iv) the Improvements described thereon will not interfere with, and/or otherwise adversely affect base Building systems. If Landlord shall retain design professionals to assist Landlord in evaluating Tenant's drawings, plans or specifications for the Premises pursuant to this Paragraph 4, such services and related fees and expenses shall be paid out of the construction management fee provided for in Paragraph 5 below.

         5. Landlord agrees to cause the general contractor selected in accordance with the provisions of Paragraph 6 below to construct Tenant's Improvements at Tenant's expense, in accordance with the Final Plans.

         6. Tenant agrees to pay to Landlord the cost of Tenant's Improvements (less any applicable amount of the Landlord's Allowance, as hereinafter defined) together with a supervisory fee equal to three percent (3%) of the cost of such work as Landlord's construction management fee, provided however, that the cost of such work shall not include the cost of FF&E, as such term is hereinafter defined in Section 7 below. Such payment shall be made to Landlord in the time and manner set forth below in Section 7. Landlord shall competitively bid the general conditions of the construction contract for the Tenant Improvements and the fee to be paid to the general contractor under such construction contract, (which construction contract, including the general conditions shall be prepared by Landlord) to a minimum of three qualified general contractors. Tenant has requested, and Landlord has agreed, that one of such three (3) qualified bidders shall be Hitt Contracting. Landlord will work with Tenant in an open-book format to insure the lowest qualified and responsive bidder is awarded the construction contract for the Tenant's Improvements. Landlord will select the general contractor based upon the foregoing (the "General Contractor"). Landlord and the General Contractor shall enter into an agreement for construction services which includes a guaranteed maximum construction price. Pursuant to such agreement, the General Contractor shall be paid for the costs of the work, plus a fee, but subject to a payment ceiling. Tenant understands that the guaranteed maximum price set forth in the agreement for construction services is subject to chance if there are chances to the Final Plans, whether originating from Tenant's requested changes, field conditions, errors in the Final Plans or legal requirements and Tenant further agrees that Tenant shall be responsible for the change in the Guaranteed maximum price in the same manner as Tenant is responsible for the TI Shortfall, as hereinafter defined. The agreement with the General Contractor shall include a requirement that the General Contractor obtain three (3) bids for each major subcontract and that the General Contractor work with Landlord and Tenant in an open-book format to insure the lowest qualified and responsive bidder is awarded the contract for each major subcontract, provided, however, that the selection of the subcontractors shall in all events be made by the General Contractor.

         7. Provided that no Event of Default exists under the Lease, Landlord

                        EXECUTION ORIGINAL-JULY 22, 1999



covenants and agrees that Landlord will contribute to Tenant an amount not exceeding fifteen dollars ($15.00) per rentable square foot of the Premises (the "Landlord's Allowance") to be applied solely towards any design, demolition and construction costs related to Tenant's Improvements, to Tenant's actual out-of-pocket move-related expenses ("Moving Costs"), and the furniture, fixtures or equipment purchased by Tenant for installation or use in the Premises ("FF&E"); provided, however, that a minimum of fourteen dollars ($14.00) per rentable square foot shall be applied towards "hard" construction costs. Landlord shall disburse the Landlord's Allowance directly to the General Contractor to be applied towards the cost of constructing Tenant's Improvements, together with a proportionate credit against the supervisory fee due to Landlord (if applicable); with any remaining balance for the payment of Moving Costs and FF&E, upon satisfaction of the following payment conditions: (a) as to construction costs, Landlord receives complete invoices in form and substance reasonably acceptable to Landlord; (b) as to Moving Costs, Landlord receives invoices approved by Tenant or paid receipts; and (c) as to FF&E, Landlord receives invoices or paid receipts and evidence that such FF&E has been delivered to the Premises. In no event shall any portion of the Landlord's Allowance be disbursed if there has occurred an Event of Default under the Lease. The costs of any improvements above the foregoing Landlord's Allowance (the "T.I. Shortfall") remaining after payment of (i) the construction costs related to the Tenant's Improvements (at the aforesaid minimum of fourteen dollars ($14.00) per rentable square foot) and (ii) such other costs as described above, shall be paid for solely by Tenant. Tenant shall deposit forty percent (40%) of Landlord's reasonable estimate of such T.I. Shortfall at the time of Tenant's approval of pricing; another forty percent (40%) of Landlord's reasonable estimate of the T.I. Shortfall thirty (30) days after commencement of construction of the Tenant Improvements; and another twenty percent (20%) of Landlord's reasonable estimate of the T.I. Shortfall upon substantial completion of the Tenant Improvements. Any unused portion of the Landlord's Allowance shall, at Tenant's election, be applied as an abatement to the next Monthly Installment of Annual Rent due and owing under the Lease or otherwise as Landlord and Tenant may agree. To the extent the estimated amount of the T.I. Shortfall exceeds the actual T.I. Shortfall, then such excess amount shall, at Tenant's election, be applied to the next Monthly Installment of Annual Rent due and owing under the Lease or shall be promptly refunded to Tenant.

         8. All payments to Landlord pursuant to this Work Agreement shall constitute Additional Rent under the Lease, and in the event of nonpayment thereof by Tenant, Landlord shall have all of the rights and remedies set forth in the Lease.

         9. Tenant intends to occupy the Premises approximately three (3) weeks prior to the Commencement Date for purposes of construction of Tenant's Improvements, installation of voice/data communication systems, or moving of Tenant's FF&E, but excluding the installation of any systems furniture: Such early entry is subject to the following conditions: (i) Tenant shall coordinate any installation work with Landlord; (ii) Tenant's installation work shall not interfere with any work which Landlord may be doing, in the Premises or with any other tenant's use and enjoyment of the Building; and such entry shall be subject to all terms and conditions of the Lease except for

                        EXECUTION ORIGINAL-JULY 22, 1999



Tenant's obligation to pay Annual Rent and Additional Rent other than the Additional Rent required pursuant to this Work Agreement. Landlord shall attempt to give notice of the date of substantial completion to Tenant at a time sufficient for Tenant to exercise its right to early entry as set forth above. In all events, Tenant's occupancy of the Premises prior to the Commencement Date for the aforesaid purposes shall not interfere with Landlord's work in the Premises and any such interference shall be deemed to be a Tenant Delay and shall accelerate the Commencement Date in the manner more particularly set forth below.

         10. Any delay in the General Contractor's completion of Tenant's Improvements caused by: (i) Tenant's request for changes to the Final Plans (or other Tenant change orders), or (ii) Tenant's failure to timely: (a) furnish its requirements, and/or (b) approve or revise any plans and specifications, and/or
(c) approve the pricing, all as provided in the Project Schedule, or (iii) Tenant's early access to the Premises prior to the Commencement Date to the extent the same interferes with the construction of Tenant's Improvements by Landlord, or (iv) Tenant's request for materials, finishes or installations other than Landlord's standard and/or Tenant's request for sole source materials, finishes, or installations except those materials, finishes or installations, if any, that Landlord has expressly agreed to furnish without an extension of time required by Landlord; or (v) performance or completion or non-performance or non-completion by a party employed by Tenant (collectively, "Tenant Delays") shall accelerate the Commencement Date by one day for each day of delay, such that the Commencement Date shall occur on the date that it would have occurred had there not been such Tenant Delays, provided, however, if Tenant requests any changes or addition to the work or materials to be provided for the Tenant Improvements after Landlord's approval of the Final Plans or any other change orders, and if Landlord approves such a request, Landlord shall as soon as practicable after such approval notify Tenant of the cost of such change order and the delay in substantial completion of the Tenant
Improvements, if any, due to the change order, which would be Tenant's sole responsibility. Tenant shall thereupon have three (3) business days after receipt of the aforesaid notice from Landlord to notify Landlord in writing whether Tenant wishes to proceed with such change order and incur the additional cost and any Tenant Delay which may arise therefrom. Without limiting the generality of the foregoing, a "Tenant Delay" triggered by such a Tenant request for a change or addition to the work or materials to be provided for the Tenant Improvements or any other change orders may include both the time involved in processing the request and the time involved in obtaining Tenant's decision about proceeding with the change or addition, to the extent such time frames create a delay. Unless Tenant includes with its initial change request a written request that the construction of the Tenant Improvements then on-going be halted pending approval of the requested change, Landlord shall not be obligated to, but may elect in good faith to, stop construction of the Tenant Improvements whether or not the change requested by Tenant relates to the portion of the Tenant Improvements then being constructed or the construction of which is about to be commenced, and any delay resulting from such stoppage shall be deemed to be a Tenant Delay

                        EXECUTION ORIGINAL-JULY 22, 1999

                                   EXHIBIT B-1

                                PROJECT SCHEDULE



         Landlord and Tenant agree to the following schedule of obligations with respect to Tenant's Improvements.



          TASK
        COMPLETION
ID        DATE                                           TASK DESCRIPTION                            RESPONSIBILITY
---    ----------------      ---------------------------------------------------------------------   --------------
1.     July 19, 1999         Tenant provides Landlord with space plan for Landlord review and            Tenant
                             comment

2.     July 19, 1999         Landlord begins pre-qualification of Tenant-proposed contractor (1)         Landlord

3.     July 27, 1999         Landlord provides Tenant with comments on July 19 space plan                Landlord

4.     August 23, 1999       Tenant provides Landlord and contractor(s) with set of construction         Tenant
                             documents for Landlord review, and suitable for bidding and submission for building permit

5.     August 23, 1999       Tenant's Architect submits construction drawings for permit                 Tenant

6.     August 26, 1999       Landlord returns comments on construction documents                         Landlord

7.     September 2, 1999     Tenant provides final construction documents incorporating revisions        Tenant
                             required by Landlord comments

8.     September 2, 1999     Final construction bids due from contractors                                Landlord


9.     September 7, 1999     Bid package and project costs summary to Landlord                           Landlord

10.    September 10, 1999    Tenant approval of costs summary and authorization to proceed               Tenant

11.    October 1, 1999       Tenant's Architect delivers building permit to Landlord                     Tenant

12.    To Be                 Landlord provides notice of Substantial Completion                          Landlord
       Determined

13.    January 15, 2000      Target Substantial Completion Date/Lease Commencement Date                  Landlord

                        EXECUTION ORIGINAL-JULY 22, 1999



                                    EXHIBIT C

                    attached to and made a Lease bearing the
                 Lease Reference Date of July 27, 1999, between
                    Waterfront I Corporation, as Landlord and
                             Intuit Inc., as Tenant


                              RULES AND REGULATIONS



         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, not to be unreasonably withheld, provided that no such consent shall be required for the routine hanging within the Premises of artwork, diplomas, and similar wall hangings which do not require special or unique penetrations of the walls and which are not visible from outside the Premises. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering (other than a single logo sign containing the name of Tenant or a Permitted Assignee to be located in the elevator lobby of any floor which is leased in its entirety to Tenant) and to require, at Landlord's sole expense, previously approved signs or lettering to be appropriately altered.

         2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

         3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building, and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

                        EXECUTION ORIGINAL-JULY 22, 1999



         5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring.

         6. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been famished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord the cost therefor and a reasonable fee to Landlord.

         7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

         8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may reasonably be designated by Landlord.

         9. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building which is of a weight or which produces noise or vibrations which might disturb other tenants in their use and enjoyment of their respective premises or the common areas of the Building or which might affect the structure or systems of the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause. All damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

         11. Landlord reserves the right to exclude from the Building outside of normal Business Hours or such other hours as may be reasonably established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the

                        EXECUTION ORIGINAL-JULY 22, 1999



person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

         12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

         14. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without obtaining Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         15. Except as set forth in paragraph 1 above, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any drainage resulting from noncompliance with this rule.

         16. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord's prior consent, such consent not to be unreasonably withheld.

         17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         18. No cooking shall be done or permitted by any tenant on the Premises, except by the tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into

                        EXECUTION ORIGINAL-JULY 22, 1999



the Building, except for bicycles, to be stored in such locations in the Complex as Landlord shall from time to time designate.

         20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

         24. Landlord hereby designates the following days as holidays (on the dates observed by the Federal government), on which days services will not be provided and normal Building operating hours will not be followed:

                                 New Year's Day
                          Martin Luther King's Birthday
                              Washington's Birthday
                                  Memorial Day
                                Independence Day
                                    Labor Day
                                  Columbus Day
                                  Veterans Day
                                Thanksgiving Day
                                  Christmas Day

Landlord reserves the right, at it sole option, (i) to designate any other legal public holiday as a holiday if so promulgated pursuant to Title 5, Section 6103 of the United States Code (except for Inauguration Day) and (ii) to designate the Friday after Thanksgiving Day as a holiday if Landlord reasonably determines that many of the occupants of the Building will be observing that day as a holiday.

         25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and

                        EXECUTION ORIGINAL-JULY 22, 1999

cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any additional rules and regulations which are adopted.

         26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                        EXECUTION ORIGINAL-JULY 22, 1999




                                    EXHIBIT D


                attached to and made a part of Lease bearing the
                 Lease Reference Date of July 27, 1999, between
                    Waterfront I Corporation, as Landlord and
                             Intuit Inc., as Tenant


                         MEMORANDUM OF COMMENCEMENT DATE

Pursuant to that certain Deed of Lease (hereinafter, the "Lease") entered into between WATERFRONT I CORPORATION, as Landlord, and INTUIT INC., as Tenant, dated as of JULY 27, 2000, related to certain space (defined in the Lease as the "Premises") in that certain office building located at 44 Canal Center Plaza, Alexandria, Virginia, in the office complex known as TransPotomac Canal Center, Landlord and Tenant hereby agree as follows:

         1. For all purposes under the Lease, the Commencement Date (as defined in the Lease) shall be ____________________, 2000. The first Lease Year shall commence on the Commencement Date and shall end on ____________________, 2000, and each subsequent Lease Year shall commence on __________ 1. The Termination Date shall be __________ 30/31, 2010, unless the Lease is terminated earlier or extended.

         2. The improvements and space required to be furnished to Tenant under the terms of the Lease have been substantially completed in all respects in accordance with the terms of the Lease, subject to minor punchlist items. Tenant acknowledges that Tenant has had an opportunity to inspect the Premises and accepts the Premises in their condition "as is".

         3. All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord to the date hereof have been duly and fully performed or observed by Landlord.

         4. Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease. Landlord has made no representations or commitments, oral or written, or undertaken any obligations other than as is expressly set forth in the Lease.

         5. Except as amended by this Memorandum, the Lease continues in full force and effect and is enforceable against Landlord and Tenant in accordance with its terms. To the best of Tenant's knowledge no claim, set-off or defense exists for the benefit of Tenant against Landlord in connection with the Lease.

         6. This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                        EXECUTION ORIGINAL-JULY 22, 1999

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Commencement Date this ____________ day of ______________, 2000.



                                         TENANT:

WITNESS:                                 INTUIT INC., a Delaware corporation

                                         By:                             [SEAL]
-------------------------                   -----------------------------
                                         Name:  Greg Santora
                                         Title: Chief Financial Officer
                                                Senior Vice President of
                                                Finance & Corporate Services,
                                                Intuit Inc.


                                         LANDLORD:


WITNESS:                                 WATER-FRONT I CORPORATION,
                                         a Delaware corporation

                                         By:  Trammell Crow
                                              Real Estate Services, Inc.,
                                              Authorized Agent



                                         By:                             [SEAL]
-------------------------                   -----------------------------
                                            Name:
                                            Title:

                        EXECUTION ORIGINAL-JULY 22, 1999




                                    EXHIBIT E

                attached to and made a part of Lease bearing the
                 Lease Reference Date of July 27, 1999, between
                    Waterfront I Corporation, as Landlord and
                             Intuit Inc., as Tenant

                         AVAILABLE SPACE ON RIVER LEVEL

                                                            TrammellCrowCompany





                                   EXHIBIT E


Canal Center Plaza, 44 Canal Center Plaza, Alexandria, VA







                            [RIVER LEVEL FLOOR PLAN]

                        EXECUTION ORIGINAL-JULY 22, 1999



                                    EXHIBIT F

                attached to and made a part of Lease bearing the
                 Lease Reference Date of July 27, 1999, between
                    Waterfront I Corporation, as Landlord and
                             Intuit Inc., as Tenant



                     LIST OF PERMITTED HAZARDOUS MATERIALS



1.      Office Supplies

        -   printer toner

        -   fax toner

        -   white out and white out thinner

        - matrix UPS system (contains boat batteries; Tenant to provide adequate spill protection)

        -   batteries

        -   copier toner

2.      Cleaning Supplies

        -   computer screen cleaner

        -   Endust and similar furniture cleaning and polishing products

        -   Windex and similar glass and kitchen surface cleaners

        -   dishwashing detergents

        -   soaps and liquid soaps

        -   Comet and similar products

        -   Lysol and air freshener products

        -   Bleach

3.      Medical Supplies

        -   rubbing alcohol

        -   standard first aid kit supplies